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                                         EXHIBIT 12.2
                           COMPUTATION OF RETURN ON AVERAGE ASSETS


                    FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                        TOTAL ASSETS
                                        ------------
          December 31, 1996             1,536,344,000
          January 31, 1997              1,547,807,000
          February 28, 1997             1,555,935,000
          March 31, 1997                1,557,216,000
                                       --------------

                                        6,197,302,000
                                       --------------

          Divide by Number of Months                4
                                       --------------

          Average                      $1,549,325,500
                                       ==============

          Net Income                   $    2,274,000

          Divide by Average Assets      1,549,325,500
                                       --------------

          Return on Average Assets               0.60%
                                       ==============